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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    ---------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  -------------
                           CARAUSTAR INDUSTRIES, INC.
             (Exact name of registrant, as specified in its charter)

      NORTH CAROLINA                                           58-1388387
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                              Identification No.)

                           3100 Joe Jerkins Boulevard
                             Austell, Georgia 30601
                                 (770) 948-3101
                    (Address of principal executive offices)
                                  -------------

                           CARAUSTAR INDUSTRIES, INC.
                  1998 KEY EMPLOYEE INCENTIVE COMPENSATION PLAN
                            (Full title of the plan)

                                  -------------
                               H. LEE THRASH, III
                               Vice President and
                             Chief Financial Officer
                           Caraustar Industries, Inc.
                           3100 Joe Jerkins Boulevard
                             Austell, Georgia 30106
                     (Name and address of agent for service)
                                 (770) 948-3101
          (Telephone number, including area code, of agent for service)
                                  -------------
                         CALCULATION OF REGISTRATION FEE

========================== ================ =========================== ============================ ==================
 Title of securities to     Amount to be    Proposed maximum offering   Proposed maximum aggregate       Amount of
      be registered          registered         price per unit(1)            offering price(1)       registration fee
========================== ================ =========================== ============================ ==================
Common Stock, par value       2,200,000               $15.84                    $34,856,250              $9,202.05
$.10 per share,
including rights to
purchase Common Stock
thereunder and
associated preferred
stock purchase rights(2)
========================== ================ =========================== ============================ ==================

(1) In accordance with Rule 457(h)(1) of Regulation C, the proposed maximum offering price per unit is computed on the basis of the average of the high and low prices on the NASDAQ National Market System on May 11, 2000.
(2) Each share of Common Stock issued by the Company has one attached preferred stock purchase right under the Rights Agreement dated as of April 2, 1995 between the Company and its Rights Agent.

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                           INCORPORATION BY REFERENCE

         This registration statement registers 2,200,000 additional shares of Common Stock of Caraustar Industries, Inc., including purchase rights granted with respect to such Common Stock and associated preferred stock purchase rights, shares and rights under which have previously been registered on Form S-8 (Registration No. 333-57965) (the "Prior Registration Statement"). The contents of the Prior Registration Statement are incorporated by reference into this registration statement.


                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austell, Georgia on April 19, 2000.



                                    CARAUSTAR INDUSTRIES, INC.


                                    By:      /s/ H. Lee Thrash, III
                                    -------------------------------
                                    H. Lee Thrash, III
                                    Vice President and Chief Financial Officer

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                                POWER OF ATTORNEY

         Each undersigned and director and officer of Caraustar Industries, Inc. hereby constitutes and appoints H. Lee Thrash, III and Thomas V. Brown, and each of them, with full power of substitution and resubstitution, his true and lawful attorneys-in-fact and agents, for him and his name, place, and stead, in any and all capacities, to sign on his behalf any and all amendments (including post-effective amendments and amendments thereto) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and grants unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to de done in and about the premises as fully as to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that such attorneys-in-fact or agents, or any of them, or their substitutes shall lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 19, 2000.

                   SIGNATURE                                                          TITLE


/s/ Thomas V. Brown                                            Director, President and Chief Executive Officer
-------------------------------------------------
Thomas V. Brown                                                (Principal Executive Officer)


/s/ H. Lee Thrash, III                                         Director, Vice President and Chief Financial Officer
-------------------------------------------------
H. Lee Thrash, III                                             (Principal Financial Officer and Principal Accounting
                                                               Officer)


/s/ Russell M. Robinson, II                                    Chairman of the Board of Directors
-------------------------------------------------
Russell M. Robinson, II


/s/ Bob M. Prillaman                                           Director
-------------------------------------------------
Bob M. Prillaman


/s/ Ralph M. Holt, Jr.                                         Director
-------------------------------------------------
Ralph M. Holt, Jr.


/s/ James H. Hance, Jr.                                        Director
-------------------------------------------------
James H. Hance, Jr.


/s/ John D. Munford                                            Director
-------------------------------------------------
John D. Munford


/s/ James E. Rogers                                            Director
-------------------------------------------------
James E. Rogers


/s/ Dennis Love                                                Director
-------------------------------------------------
Dennis Love

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                                  EXHIBIT INDEX


     Exhibit Number                                     Description

            4 The Caraustar Industries, Inc. 1998 Key Employee Incentive Compensation Plan, as amended (Incorporated by reference - Exhibit 10.14 to report on 10-Q for the quarter ended March 31, 2000 [SEC File No. 0-20646])

            5              Opinion of Robinson, Bradshaw & Hinson, P.A.

           23.1            Consent of Arthur Andersen LLP

           23.2            Consent of Robinson, Bradshaw & Hinson, P.A.
                           (included in Exhibit 5)

           24 Form of Power of Attorney (included in the signature pages to this registration statement)


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